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                          OUTLET BROADCASTING, INC.,
                                    Issuer


                          GENERAL ELECTRIC COMPANY,
                               Parent Guarantor



                                     and



                            BANKERS TRUST COMPANY,
                                  as Trustee









                            Supplemental Indenture



                        Dated as of ________ __, 1996







            10-7/8% Guaranteed Senior Subordinated Notes due 2003



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

      SUPPLEMENTAL INDENTURE, dated as of ________ __, 1996, among OUTLET BROADCASTING, INC., a Rhode Island corporation (the "Company"), GENERAL ELECTRIC COMPANY, a New York corporation (the "Parent Guarantor"), and Bankers Trust, as trustee (the "Trustee").

                                   RECITALS

            The Company has duly authorized the creation of and issued its 10-7/8% Senior Notes due 2003 (the "Notes"), duly authorized the execution and delivery of the Indenture dated as of July 8, 1993, between the Company and Bankers Trust Company (as amended and supplemented from time to time, the "Indenture"), and has duly authorized the execution and delivery of this Supplemental Indenture.

            The Parent Guarantor has duly authorized the unconditional guarantee of the Notes on the terms hereinafter set forth and has duly authorized the execution and delivery of this Supplemental Indenture.

            The Trustee has duly authorized the execution and delivery of the Indenture and has duly authorized the execution and delivery of this Supplemental Indenture.

            Each party agrees to the following amendments to the Indenture:

                                  ARTICLE ONE
                                  Amendments

            Section 1.1. AMENDMENTS TO SECTION 101. Section 101 of the Indenture is hereby amended by (a) deleting therefrom the definitions of the terms "Asset Sale", "Attributable Value", "Average Life", "Consolidated Interest Expense", "Consolidated Net Income", "Consolidated Net Worth", "Debt-to-Cash Flow Ratio", "EBITDA", "Excess Proceeds", "Excess Proceeds Offer", "Excess Proceeds Payment Date", "Excess Proceeds Price", "Fair Market Value", "Investment", "Permitted Indebtedness", "Permitted Investments", "Purchase Money Indebtedness", "Restricted Payment", "Surviving Entity" and "Transaction Date" in their entirety;

            (b) deleting therefrom the definition of the defined term "Discharged" in its entirety and substituting in lieu thereof the following defined term:

            "Discharged" means that each of the Company and the Parent Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and the Parent Guarantee and to have satisfied all the obligations under this Indenture with respect to the Notes and the Parent Guarantee (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders to receive, from the trust funds described in clause (B)(1) of Section 401, payment of the principal of and the interest on the Notes when such payments are due, (B) the Company's obligations with respect to the Notes under Sections 306, 307, 402, 610 and 1002 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder including, without limitation, the provisions of Section 607;

            (c) inserting therein, in appropriate alphabetical order, the following new defined terms:

            "Parent Guarantee" means the Guarantee of the Parent Guarantor of the Notes pursuant to Article Thirteen, whether or not such Guarantee is endorsed on the Notes.

            "Parent Guarantor" means General Electric Company, a New York corporation as Guarantor of the Notes pursuant to Article Thirteen, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Parent Guarantor" shall mean such successor Person.

            Section 1.2 AMENDMENT TO SECTION 105. Section 105 of the Indenture is hereby amended by (a) deleting the phrase "to the Company" from
Section 105(a) and substituting therein the phrase "to the Company and/or the Parent Guarantor, as the case may be," (b) deleting the phrase "conclusive in favor of the Trustee and the Company" from Section 105(a) and substituting in lieu thereof the phrase "conclusive in favor of the Trustee, the Company and the Parent Guarantor" and (c) deleting the phrase "in respect of anything done, suffered or omitted to be done by the Trustee or the Company in reliance thereon" from Section 105(d) and substituting in lieu thereof the phrase "in respect of anything done, suffered or omitted to be done by the Trustee, the Company or the Parent Guarantor in reliance thereon."

              Section 1.3. AMENDMENT TO SECTION 106. Section 106 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof, the following Section:

                  SECTION 106. NOTICES, ETC., TO TRUSTEE, COMPANY AND PARENT GUARANTOR.

                  Except as otherwise provided in Article Five, any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder, the Company, the Parent
            Guarantor or the Representative for or the holders of any Senior Indebtedness shall be sufficient for every purpose hereunder if in writing and (a) delivered in person, (b) delivered by telecopy or telex and sent by first class mail postage prepaid or (c) delivered by overnight courier, to the Trustee at its Corporate Trust Office,
            Attention:  Corporate Trust and Agency Group, or

                  (2) the Company by the Trustee, by the Parent Guarantor, by
            any Holder or the Representative for or the holders of any Senior Indebtedness shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and (a) delivered in person, (b) delivered by telecopy or telex or (c) delivered by overnight courier, to the Company, addressed to it at 23 Kenney Drive, Cranston, Rhode Island 02920-4489, or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with, in each case, a copy to the Parent Guarantor, to the attention of its Treasurer, or

                  (3) the Parent Guarantor by the Trustee, by the Company, by
            any Holder or the Representative for or the holders of any Senior Indebtedness shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and (a) delivered in person, (b) delivered by telecopy or telex or (c) delivered by overnight courier, to the Parent Guarantor, addressed to General Electric Company, Attention: Treasurer, 3135 Easton Turnpike, Fairfield, Connecticut 06431, or at any other address previously furnished in writing to the Trustee by the Parent Guarantor.

      Any such request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture shall be deemed to have been made, given or furnished:
      (a) if delivered in person, when delivered; (b) if delivered by telecopy or Telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. or, if not, on the next succeeding Business Day, or (c) if delivered by overnight courier, one Business Day after delivery to such courier.

            Section 1.4. AMENDMENTS TO SECTIONS 110, 111, 112 AND 113. Sections 110, 111, 112 and 113 of the Indenture are hereby amended by deleting such Sections in their entirety and substituting in lieu thereof the following
Sections:

                  SECTION 110.      SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Indenture, the Notes and the Parent Guarantee by the Company or the Parent Guarantor, as the case may be, shall bind its successors and assigns, whether so expressed or not.

                  SECTION 111.      SEPARABILITY CLAUSE.

                  In case any provision in this Indenture, in the Notes or in the Parent Guarantee, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 112.      BENEFITS OF INDENTURE.

                  Nothing in this Indenture, in the Notes or in the Parent Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the holders of Senior Indebtedness and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 113.      GOVERNING LAW.

                  THIS INDENTURE, THE NOTES AND THE PARENT GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

              AMENDMENT TO SECTION 309. Section 309 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

                  SECTION 309.  PERSONS DEEMED OWNERS.

                  Prior to due presentment of a Note for registration of transfer, the Company, the Parent Guarantor, the Trustee and any agent of the Company, the Parent Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Parent Guarantor, the Trustee or any agent of the Company, the Parent Guarantor, the Trustee or any agent of the Company, the Parent Guarantor or the Trustee shall be affected by notice to the contrary.

            Section 1.6 AMENDMENT TO SECTION 401. Section 401 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

                  SECTION 401.  Satisfaction and Discharge of
                                  INDENTURE.

                  (a) This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 403, 404 and 607 and the Parent Guarantor's obligations under Section 404 shall survive) when all Outstanding Notes theretofore authenticated and issued hereunder have been delivered (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 307) to the Trustee for cancellation and the Company or the Parent Guarantor has paid all sums payable hereunder and under the Notes and the Parent Guarantee.

                  (b) In addition to the provisions of Section 401(a), at the Company's option, either (i) each of the Company and the Parent Guarantor shall be deemed to have been Discharged from its obligations with respect to the Notes and the Parent Guarantee on the 91st day after the applicable conditions set forth below have been satisfied or (ii) the Company and the Parent Guarantor shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 801 and 1010, or any Event of Default relating thereto, with respect to the Notes or the Parent Guarantee at any time after the applicable conditions set forth below have been satisfied:

                        (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (A) money, (B) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (C) a combination of (A) and (B) in an amount sufficient, in the opinion (with respect to (B) and (C)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of, and interest on, the Outstanding Notes on the dates such installments of interest or principal are due;

                        (2) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or
            violation of, or constitute a default under, any other instrument to which the Company or the Parent Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

                        (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (and containing no qualification and no assumption, other than an assumption of fact customarily contained in legal opinions) the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of Notes being Discharged, accompanied by a ruling (whether specific or general) to that effect received from or published by the Internal Revenue Service (it being understood that such Opinion shall also state that such ruling is consistent with the conclusions reached in such Opinion);

                        (4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section will not result in any of the Company, the Parent Guarantor, the Trustee or the trust created by the Company's or the Parent Guarantor's deposit of funds pursuant to this Section becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

                        (5) the Company or the Parent Guarantor shall have paid or duly provided for payment of all amounts then due to the Trustee and Trustee's counsel pursuant to Section 607;

                        (6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; and

                        (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness including, without limitation, those arising under Article Twelve hereof and (B) after the passage of 90 days after the deposit, the trust funds will not be subject to the effect of any applicable Federal or State bankruptcy, insolvency or similar law.

                  (c) The Company or the Parent Guarantor may make an irrevocable deposit pursuant to this Section 401 only if at such time it is not prohibited from doing so under the provisions of Article Twelve and the Company shall have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

            Section 1.7 AMENDMENT TO SECTION 404. Section 404 of the Indenture is hereby amended by deleting such Section in its entirety and substituting therefor the following Section:

                  SECTION 404.  REINSTATEMENT.

                  If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Parent Guarantor's respective obligations under this Indenture with respect to the Notes and the Parent Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 until such time as the Trustee is permitted to apply all such money or U.S. Governmental Obligations in accordance with Section 401; PROVIDED HOWEVER, that if the Company or the Parent Guarantor has made any payment of interest on or principal of any such Notes because of the reinstatement of the Company's and the Parent Guarantor's obligations, the Company and the Parent Guarantor shall be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held by the Trustee.

            Section 1.8 AMENDMENT TO SECTION 501. Section 501 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 501.  EVENTS OF DEFAULT.

            "Event of Default", wherever used herein with respect to each of the Notes, means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (1) failure to pay any installment of interest on any Note when due and payable, and the continuance of such Default for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article Twelve;

                        (2) failure to pay principal or premium, if any, of any Note at its Maturity, upon repurchase (including pursuant to a Change of Control Offer), redemption, acceleration or otherwise, whether or not such payment shall be prohibited by the provisions of Article Twelve;

                        (3) failure on the part of the Company or the Parent Guarantor, as the case may be, to perform or comply with any covenant, agreement or warranty in this Indenture (other than the obligations specified in clauses (1) and (2) above) and continuance of such default or breach for a period of 60 days after the date on which written notice has been given to the Company and the Parent Guarantor by the Trustee or to the Company, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes;

                        (4)   [Intentionally Omitted]

                        (5)   [Intentionally Omitted]

                        (6) the entry of a decree or order for relief in respect of the Company or the Parent Guarantor by a court of competent jurisdiction in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other Federal or State bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or the Parent Guarantor or of any substantial part of the Property of the Company or the Parent Guarantor, or ordering the winding up or liquidation of the affairs of the Company or the Parent Guarantor, and the continuance of any such decree or order unstayed and in effect for a period of 45 consecutive days after service thereof upon, or other actual notice thereof to, the Company or the Parent Guarantor, as the case may be; or

                         (7) the commencement by the Company or the Parent Guarantor of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by or to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or the Parent Guarantor or of any substantial part of the Property of the Company or the

                  Parent Guarantor, or the making by the Company or the Parent
            Guarantor of an assignment for the benefit of creditors, or the failure of the Company or the Parent Guarantor to pay its debts generally as they become due, or the taking of measures by the Company or the Parent Guarantor in furtherance of any such action.

            Section 1.9 AMENDMENT TO SECTION 502. Section 502 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 502.      Acceleration of Maturity;
                              RESCISSION AND ANNULMENT.

            Upon the occurrence of an Event of Default (other than an Event of Default of the type described in Sections 501(6) and (7) above), either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all Notes then Outstanding to be due and payable immediately, by a notice in writing to the Company and the Parent Guarantor (and to the Trustee if given by the Holders), and upon any such declaration such principal amount, and premium, if any, and accrued interest shall become immediately due and payable, notwithstanding anything contained in this Indenture, the Notes or the Parent Guarantee to the contrary, but subject to the provisions limiting payment described under Article Twelve.

            Upon the occurrence of an Event of Default of the type described in Section 501(6) and (7) above, all unpaid principal of (and premium, if any) and accrued interest on the Notes then Outstanding shall IPSO FACTO become and be immediately due and payable, subject to prior payment in full of all Senior Indebtedness, without any declaration or other action on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                        (1) the Company or the Parent Guarantor has paid or
            deposited with the Trustee a sum sufficient to pay

                                    (A)   all overdue installments of interest
                  on all Notes,

                                    (B)   the principal of (and premium, if
                  any, on) any Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate then borne by the Notes,

                                    (C)   to the extent that payment of such
                  interest is lawful, interest on the Defaulted Interest at the rate then borne by the Notes and

                                    (D)   all moneys paid or advanced by the
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

            and

                        (2) all Events of Default with respect to such Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

      No such rescission shall affect any subsequent Default or impair any right consequent thereon.

            Section 1.10 AMENDMENT TO SECTION 506. Section 506 of the Indenture shall be amended by deleting the clause "FOURTH: To the Company" therein and substituting in lieu thereof the following clause:

                        FOURTH:  To the Company or the Parent Guarantor, to
            the extent such moneys were provided thereby, their respective successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

            Section 1.11. AMENDMENT TO SECTION 509. Section 509 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Parent Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            Section 1.12. AMENDMENT TO SECTION 611. Section 611 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 611.      Acceptance of Appointment by
                                                      SUCCESSOR.

                  (a) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Parent Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company, the Parent Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its lien, if any, provided for in
      Section 607.

                  (b) Upon request of any such successor Trustee, the Company and the Parent Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

                  (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and under the Trustee Indenture Act.

            Section 1.13. AMENDMENT TO SECTION 702(C). Section 702(c) of the Indenture is hereby amended by deleting the phrase "agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of such information as to the names and addresses of Holders in accordance with Section 702(b)" therefrom and substituting therefor the phrase "agrees with the Company, the Parent Guarantor and the Trustee that none of the Company, the Parent Guarantor and the Trustee shall be held accountable by reason of the disclosure of such information as to names and addresses of Holders in accordance with Section 702(b)."

            Sectin 1.14. AMENDMENTS TO SECTION 704. Section 704 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 704.  REPORTS BY THE PARENT GUARANTOR.

                  The Company shall file with the Trustee and shall provide, or at the Company's expense cause the Trustee to provide, to all of the Holders, within 15 days after the Parent Guarantor files them with the Commission, copies of its annual reports, quarterly reports and other information, documents and reports ("reports") which the Parent Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

            Section 1.15. AMENDMENT TO ARTICLE EIGHT. Article Eight of the Indenture is hereby amended by deleting such Article in its entirety and substituting therefor the following Article:

                                ARTICLE EIGHT

                  CONSOLIDATION, MERGER, SALE OR CONVEYANCE

                                    SECTION 801.      Company or Parent
                              Guarantor May Not Consolidate, etc., Except under CERTAIN CONDITIONS.

            Each of the Company and the Parent Guarantor covenants that it will not merge or consolidate with any other corporation or sell, convey, transfer or otherwise dispose of all or substantially all of its assets to any corporation, unless (i) either the Company or the Parent Guarantor, as the case may be, shall be the continuing corporation, or the successor corporation or other entity (if other than the Company or the Parent Guarantor, as the case may be) shall, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, expressly assume, in the case of the Company, the due and punctual payment of the principal of and, premium, if any, and interest, if any, on all the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, and, in the case of the Parent Guarantor, the due and punctual performance of the Parent Guarantee and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Parent Guarantor, and (ii) the Company, the Parent Guarantor or such successor corporation or other entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance, transfer or other disposition, be in default in the performance of any such covenant or condition. In the event of any such sale, conveyance (other than by way of lease), transfer or other disposition, the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

            SECTION 802.  SUCCESSOR CORPORATION TO BE SUBSTITUTED.

            In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor corporation or other entity, such successor corporation or other entity shall succeed to and be substituted for the Company or the Parent Guarantor, as the case may be, with the same effect as if it had been named herein as the Company or the Parent Guarantor, as the case may be, and the Company or the Parent Guarantor, as the case may be, shall be relieved of any further obligation under this Indenture and under the Notes and, in the case of the Parent Guarantor, under the Parent Guarantee. Such successor corporation or other entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Parent Guarantor, as the case may be, any or all of the Notes or the Parent Guarantee issuable hereunder which theretofore shall not have been signed by the Company or the Parent Guarantor, as the case may be, and delivered to the Trustee; and, upon the order of such successor corporation or other entity, instead of the Company or the Parent Guarantor, as the case may be, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company or the Parent Guarantor, as the case may be, to the Trustee for authentication, and any Notes or the Parent Guarantee, as the case may be, which such successor corporation or other entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes or the Parent Guarantee so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes or the Parent Guarantee, as the case may be, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes or the Parent Guarantee, as the case may be, had been issued at the date of execution of the Supplemental Indenture.

            SECTION 803.  DOCUMENTS TO BE GIVEN TRUSTEE.

            The Trustee, subject to the requirements of Section 315 of the Trust Indenture Act and Section 601, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article Eight.

Section 1.16. AMENDMENT TO SECTION 901. Section 901 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:Section 1.16.

                                    SECTION 901.      Supplemental Indentures
                              Without CONSENT OF HOLDERS.

                  Without notice to or the consent of the Holders, the Company, when authorized by a Board Resolution, the Parent Guarantor and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                        (1) to evidence the succession of another Person to the Company or the Parent Guarantor, as the case may be, and the assumption by such successor of the covenants of the Company or the Parent Guarantor, as the case may be, herein and contained in the Notes or the Parent Guarantee, as the case may be;

                        (2) to add to the covenants of the Company or the Parent Guarantor, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company or the Parent Guarantor;

                        (3)   to add any additional Events of Default;

                        (4) to add or change any of the provisions of this Indenture to the extent necessary to permit or facilitate the issuance of Notes in bearer form, registrable as to principal, and with or without interest coupons;

                        (5) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                        (6) to change or eliminate any of the provisions of this Indenture, PROVIDED that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

                        (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b);

                        (8)   to secure the Notes and/or the Parent Guarantee;

                        (9) to cure any ambiguity or defects or to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders;

                        (10) to modify the restrictions on the Notes and the Parent Guarantee, and the procedures for, resales and other transfers of the Notes and the Parent Guarantee to reflect any change in applicable law or regulation (or the interpretation thereof) or to provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally; or

                        (11)  to comply with the requirements of the
            Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

            Section 1.17. AMENDMENT TO SECTION 1004. Section 1004 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1004.     CORPORATE EXISTENCE.

                  Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with its corporate charter and by-laws (as the same may be amended from time to time) and its rights (charter and statutory), licenses and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.



            Section 1.18 AMENDMENT TO SECTION 1005. Section 1005 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1005.  [INTENTIONALLY OMITTED.]

            Section 1.19 AMENDMENT TO SECTION 1006. Section 1006 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1006.  [INTENTIONALLY OMITTED.]

            Section 1.20. AMENDMENT TO SECTION 1007. Section 1007 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1007.  [INTENTIONALLY OMITTED.]

            Section 1.21 AMENDMENT TO SECTION 1008. Section 1008 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1008.  [INTENTIONALLY OMITTED.]

            Section 1.22. AMENDMENT TO SECTION 1009. Section 1009 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1009.  [INTENTIONALLY OMITTED.]

            Section 1.23. AMENDMENT TO SECTION 1011. Section 1011 of the Indenture is hereby amended by deleting such Section in its entirety and substituting therefore the following Section:

            SECTION 1011.  [INTENTIONALLY OMITTED.]

            Section 1.24. AMENDMENT TO SECTION 1012. Section 1012 of the Indenture is hereby amended by deleting such Section in its entirety and substituting therefor the following Section:

            SECTION 1012.  [INTENTIONALLY OMITTED.]

            Section 1.25. AMENDMENT TO SECTION 1013. Section 1013 of the Indenture is hereby amended by deleting such Section in its entirety and substituting therefor the following Section:

            SECTION 1013.  [INTENTIONALLY OMITTED.]

            Section 1.26. AMENDMENT TO SECTION 1014. Section 1014 of the Indenture is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following Section:

            SECTION 1014.  [INTENTIONALLY OMITTED.]

            Section 1.27. AMENDMENT TO THE INDENTURE TO ADD A NEW ARTICLE THIRTEEN. The Indenture is hereby amended by inserting immediately following Article Twelve thereof the following new Article Thirteen:

                               ARTICLE THIRTEEN

                          PARENT GUARANTEE OF NOTES

            SECTION 1301.  UNCONDITIONAL PARENT GUARANTEE.

                  For value received, the Parent Guarantor hereby unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee the payment of the principal of and, premium, if any, and interest, if any, on such Note as the same shall become due and payable after any applicable grace period, whether at maturity or upon redemption, declaration or otherwise. The Parent Guarantor agrees that as between the Parent Guarantor and the Holders of the Notes or the Trustee, any payment made on the Notes or to the Trustee by the Company or out of its assets which, pursuant to Article Twelve, is required to be paid over to the holders of Senior Indebtedness, shall not constitute a payment on the Notes or to the Trustee but, instead, shall be treated for all purposes of the Parent Guarantee as though such payment had not been made by the Company or out of its assets. Until the holders of the Notes or the Trustee have received, from the Company or out of its assets, or from the Parent Guarantor, moneys which such Holders or the Trustee are entitled to retain for their own account, equal in the aggregate to the unpaid principal amount (including premium, if any) on the Notes plus all accrued and unpaid interest thereon, the Parent Guarantor will remain liable on the Parent Guarantee.

                  The Parent Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, legality or enforceability of such Note or this Indenture, the absence of any action to enforce the same, the waiver or consent with respect to any provisions thereof or hereof, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Parent Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever and covenants that the Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Parent Guarantee.

                  The Parent Guarantor shall be subrogated to all rights of a holder of a Note against the Company in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of the Parent Guarantee of this Indenture; provided that the Parent Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all Notes of the series of which such security is a party shall have been paid in full or duly provided for.

                  Each Parent Guarantee constitutes a guarantee of payment (and not of collection) and is unsecured and ranks equally and ratably with all other unsecured and unsubordinated obligations of the Parent Guarantor.

                  No recourse for the payment of the Parent Guarantee, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Parent Guarantor in this Indenture or any indenture supplement thereto or in any Parent Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Parent Guarantor or of any successor corporation, either directly or through the Parent Guarantor of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance of a Parent Guarantee by each Holder of a Note and as part of the consideration for the issue of such Parent Guarantee, expressly waived and released.

            SECTION 1302.  EXECUTION OF PARENT GUARANTEE.

                  To evidence its guarantee to the Holders and the Trustee, the Parent Guarantor hereby agrees to execute a notation relating to the guarantee on each Note authenticated and made available for delivery by the Trustee. The Parent Guarantor hereby agrees that its Parent Guarantee set forth in Section 1301 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Parent Guarantee.

              AMENDMENT TO EXHIBIT A. Exhibit A to the Indenture is hereby amended by deleting the second full paragraph on page A-6 thereof in its entirety and substituting in lieu thereof the following paragraph:

                        The Indenture imposes limitations on the ability of
            each of the Company and the Parent Guarantor to merge or consolidate with or into, or sell, convey, transfer or otherwise dispose of all of or substantially all of its assets to, any corporation.

              AMENDMENT TO EXHIBIT C. Exhibit C to the Indenture is hereby amended by deleting such Exhibit in its entirety.

                                  ARTICLE TWO

                        Representations and Warranties

            Section 2.1. COMPLIANCE WITH CONDITIONS. The Parent Guarantor and the Company hereby represent and warrant to the Trustee that (a) the execution of this Second Supplemental Indenture is authorized or permitted by Section 902 of the Indenture and (b) all conditions precedent relating to the execution of this Second Supplemental Indenture provided for in the Indenture, including (i) the approval by written consent of the holders of a majority in aggregate principal amount of the Notes and (ii) the deliverance to the Trustee of an Officers' Certificate of the Company and an Opinion of Counsel pursuant to Sections 103 and 903 of the Indenture, have been complied with.

                                 ARTICLE THREE

                                Miscellaneous

            Section 3.1. DEFINITIONS. Terms defined in the Indenture and not otherwise defined herein are used herein as therein defined.

            Section 3.2. CONDITION TO EFFECTIVENESS. This Second Supplemental Indenture shall become effective on and as of the date upon which counterparts hereof shall have been executed and delivered by all of the parties hereto.

            Section 3.3 NOTICE TO HOLDERS OF NOTES. The Company shall promptly mail to the Holders a notice briefly describing the amendments to the Indenture effected by this Second Supplemental Indenture.

            SECTION 3.4. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

            Section 3.5. DUPLICATE ORIGINALS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

            Section 3.6. HEADINGS, ETC. The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 3.7. RECITALS. The recitals herein are made by the Parent Guarantor and the Company. The Trustee shall have no responsibility for such recitals.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.


[SEAL]                                    OUTLET BROADCASTING,INC.,
                                            as Issuer



Dated:  ________ __, 1996                 By:__________________________
                                             Name:
                                             Title:

[SEAL]                                    GENERAL ELECTRIC COMPANY,
                                            as Parent Guarantor



Dated:  ________ __, 1996                 By::__________________________
                                             Name:

[SEAL]                                    BANKERS TRUST COMPANY,            as
                                          Trustee



Dated:  ________ __, 1996                 By::__________________________
                                             Name: